 Exhibit 99.1

Takung To Announce 2016 Financial Results March 29 at 4:30 p.m. EDT;

Will Host Conference Call on March 30 at 9:00 a.m. EDT

to Discuss Results and Expanded Growth Prospects

Hong Kong, March 27, 2017 -- Takung Art Co., Ltd. (NYSE MKT: TKAT), an online platform for acquiring shared ownership units in Asian and other fine art, jewelry and precious gems, today announced it will release its 2016 year-end results on Wednesday, March 29, 2017 at 4:30 p.m. EDT and host a conference call the following morning at 9:00 a.m. EDT to discuss the company’s 2016 results and new opportunities for growth in 2017.

To participate in this conference call, please dial (Toll Free) 866-407-8133 domestically or 201-689-8040 internationally, approximately five to ten minutes before the beginning of the call.

You may access the teleconference replay by dialing (Toll Free) 877-481-4010 domestically or 919-882-2331 internationally, referencing conference ID #10302. The replay will be available approximately 30 minutes after the completion of the live event, and end at 11:59 p.m. on April 6, 2017.

An audio recording of the conference can also be accessed at http://ir.takungart.com/presentations within 30 minutes after the completion of the call.

ABOUT TAKUNG ART CO., LTD: www.takungart.com

Based in Hong Kong, Takung Art Co., Ltd. is an online trading platform for acquiring shared ownership in Asian and other fine art, jewelry and precious gems. This proprietary platform allows collectors and investors - including those with modest financial resources -- to buy and sell units of these assets and participate in the booming Asian art market. The company's shared-ownership business model significantly expands the number of interactions between sellers and buyers of fine art far beyond those generated by art galleries and auction houses alone.

Takung operates its online trading platform via three wholly-owned subsidiaries, Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd., Takung (Shanghai) Co., Ltd., and Takung Cultural Development (Tianjin) Co., Ltd.

FORWARD-LOOKING STATEMENTS

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd.
Leslie Chow
+852 31580977
leslie.chow@takungae.com

Asia IR-PR - Investor Relations
Jimmy Caplan
512-329-9505
jimmy@asia-irpr.com

Asia IR-PR - Media Relations
Rick Eisenberg
212-496-6828
rick@asia-irpr.com

SOURCE: Takung Art Co., Ltd.